News Release

Contact:	W. Michael Madden Senior Vice President & CFO (615) 872-4800	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

KIRKLAND’S REPORTS FIRST QUARTER 2013 RESULTS

NASHVILLE, Tenn. (May 23, 2013) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week period ended May 4, 2013.

Net sales for the 13 weeks ended May 4, 2013, increased 3.5% to $101.2 million compared with $97.8 million for the prior-year quarter. Comparable store sales, including e-commerce sales, for the first quarter of fiscal 2013 decreased 2.3% compared with a decrease of 1.2% in the prior-year quarter. Kirkland’s opened 1 store and closed 7 during the first quarter of fiscal 2013, bringing the total number of stores to 317 at quarter end.

The Company reported net income of $1.8 million, or $0.10 per diluted share, for the first quarter of fiscal 2013 compared with net income of $2.0 million, or $0.10 per diluted share, for the first quarter of fiscal 2012 and previous net income guidance of $0.02 to $0.05 per diluted share.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Although we had a slow start to February consistent with our cautious outlook for the first half of the year, we experienced an improvement in trends later in the quarter. The better sales and margin performance in the latter weeks of the quarter exceeded our expectations and has modestly improved our outlook. However, there is still much work to do in firmly establishing a positive merchandising trend as well as leveraging our ongoing investments in technology, growing e-commerce, improving traffic, focusing on tight expense controls and executing our new branding initiatives.”

Updated Fiscal 2013 Outlook

Store Base:
For the 52-week period ending February 1, 2014 (“fiscal 2013”), the Company expects to open approximately 25 new stores and close approximately 15 stores. New store openings will be weighted more toward the second and third quarters of the year, while closings will be weighted more toward the first half of the year.

Sales:
Total sales for the 52-week fiscal 2013 are expected to increase approximately 3% to 5% compared with 53-week fiscal 2012. This level of total sales performance implies comparable store sales results of flat to a slight increase for fiscal 2013.

Margins:
Based on the current outlook, inbound freight costs should be higher for the second quarter, but improve in the second half of the year offsetting the negative first half margin impact. A strict focus on operating expense controls, combined with a more conservative store opening plan, should position the Company to better leverage any upside to its current revenue projections.
However, the Company expects investments in key personnel, as well as modest increases in marketing and e-commerce expenses to offset some of the expense efficiencies.

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2501 McGavock Pike, Suite 1000 ¦ Nashville, Tennessee 37214 ¦ (615) 872-4800

KIRK Reports First Quarter Fiscal 2013 Results

May 23, 2013

Earnings:	Based on the above assumptions, the Company expects fiscal 2013 earnings per share to be in the range of $0.75 to $0.85. The Company expects its full year effective tax rate to be approximately 38.5%.
Cash Flow:	Capital expenditures in fiscal 2013 are estimated to range between $20 million and $23 million. Based on the above assumptions, the Company expects to be cash flow positive in fiscal 2013.

Second Quarter Fiscal 2013 Outlook
For the second quarter ending August 3, 2013, the Company expects a net loss of $0.08 to $0.11 per diluted share compared with a net loss of $0.11 per share in the prior-year quarter. Net sales are expected to be $97 million to $98 million, with a nominal decrease to a nominal increase in comparable store sales. The Company expects to open approximately 6 stores and close approximately 5 stores during the quarter.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call at 11:00 a.m. ET today to discuss the first quarter results. The number to call for the interactive teleconference is (212) 231-2919. A replay of the conference call will be available through Thursday, May 30, 2013, by dialing (402) 977-9140 and entering the confirmation number, 21646240.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=93882 on May 23, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 315 stores in 35 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 18, 2013. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports First Quarter Results

May 23, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	13-Week Period Ended
	May 4,	April 28,
	2013	2012
Net sales	$101,233	$97,788
Cost of sales	61,827	59,319

Gross profit	39,406	38,469
Operating expenses:
Operating expenses	32,779	32,284
Depreciation	3,791	3,015

Operating income	2,836	3,170
Other (income) expense, net	6	(3)

Income before income taxes	2,830	3,173
Income tax expense	1,057	1,218

Net income	$1,773	$1,955

Earnings per share:
Basic	$0.10	$0.11

Diluted	$0.10	$0.10

Shares used to calculate earnings per share:
Basic	17,083	18,269

Diluted	17,433	18,772

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KIRK Reports First Quarter Results

May 23, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	May 4, 2013	February 2, 2013	April 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$74,111	$67,797	$73,162
Inventories, net	47,889	49,577	47,484
Income taxes receivable	1,015	—	—
Deferred income taxes	1,638	1,602	1,725
Other current assets	6,576	9,370	8,118

Total current assets	131,229	128,346	130,489
Property and equipment, net	76,964	78,499	61,414
Non-current deferred income taxes	—	—	1,150
Other assets	1,680	1,559	1,496

Total assets	$209,873	$208,404	$194,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,933	$21,642	$18,050
Income taxes payable	—	520	1,931
Other current liabilities	21,719	21,009	18,637

Total current liabilities	42,652	43,171	38,618
Non-current deferred income taxes	3,057	3,128	—
Deferred rent and other long-term liabilities	43,778	44,230	38,633

Total liabilities	89,487	90,529	77,251

Net shareholders’ equity	120,386	117,875	117,298

Total liabilities and shareholders’ equity	$209,873	$208,404	$194,549

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KIRK Reports First Quarter Results

May 23, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	13-Week Period Ended
	May 4, 2013	April 38, 2012
Net cash provided by (used in):
Operating activities	$8,561	$(2,733)
Investing activities	(2,322)	(4,109)
Financing activities	75	(3,119)

Cash and cash equivalents:
Net increase (decrease)	6,314	(9,961)
Beginning of period	67,797	83,123

End of period	$74,111	$73,162

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